UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33749	26-0500600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-189057-01	94-2969738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11250 El Camino Real, Suite 200 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 677-0900

(Registrant’s telephone number, including area code)

N/A

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Name of Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Retail Opportunity Investments Corp.	Common Stock, par value $0.0001 per share	ROIC	NASDAQ
Retail Opportunity Investments Partnership, LP	None	None	None

Item 8.01	Other Events.

As previously disclosed, on November 6, 2024, Retail Opportunity Investments Corp., a Maryland corporation (the “Company”), Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Partnership”), Montana Purchaser LLC, a Delaware limited liability company (“Buyer 1”), Mountain Purchaser LLC, a Delaware limited liability company (“Buyer 2”), Big Sky Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer 1 and Buyer 2, collectively, “Parent”), Montana Merger Sub Inc., a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Sub I”), and Montana Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Merger Sub I (“Merger Sub II” and, together with Merger Sub I and Parent, the “Parent Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, (i) Merger Sub II will merge with and into the Partnership, with the Partnership being the surviving limited partnership and a subsidiary of the Company (the “Partnership Merger”), and (ii) immediately following the consummation of the Partnership Merger, Merger Sub I will merge with and into the Company, with the Company surviving such merger as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Company Merger” and together with the Partnership Merger, the “Mergers”). Pursuant to the terms and subject to the conditions in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, $0.0001 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $17.50 per share (the “Common Stock Merger Consideration”). Notwithstanding the foregoing, each share of Company Common Stock held immediately prior to the Company Merger Effective Time by the Company, the Partnership, and each of their respective subsidiaries, or by Parent, Merger Sub I or Merger Sub II, if any, will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no payment will be made in respect thereof nor will any right inure or be made with respect thereto in connection with or as a consequence of the Company Merger.

In connection with the Mergers, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (File No. 001-33749) (the “Proxy Statement”). The Proxy Statement was first mailed to the Company’s stockholders on or about January 7, 2024.

SUPPLEMENT TO PROXY STATEMENT

As of January 30, 2025, the Company has received 14 demand letters from law firms claiming to represent purported stockholders of the Company, which challenge the adequacy of certain disclosures made in the Proxy Statement (the “Demand Letters”). The Company cannot predict whether any such demands will result in litigation or whether additional demands may materialize. If additional similar demands are received, absent new or materially different allegations, the Company does not intend to disclose them.

Furthermore, purported stockholders of the Company have filed to date three complaints relating to the Mergers consisting of (i) a complaint, dated January 21, 2025, filed in the Superior Court of California, County of San Diego, captioned Robert Garfield v. Richard Baker, et al., (ii) a complaint, dated January 22, 2025, filed in the Supreme Court of the State of New York, County of New York, captioned John Burke v. Retail Opportunity Investments Corp., et al., and (iii) a complaint, dated January 23, 2025, filed in the Supreme Court of the State of New York, County of New York, captioned James Jones v. Retail Opportunity Investments Corp., et al. ((i) through (iii) being collectively referred to as the “Complaints”). The plaintiffs allege, among other things, that in approving the Mergers, our directors breached their fiduciary duties under Maryland law, and that the Proxy Statement omitted material information concerning the Mergers rendering the Proxy Statement materially incomplete and misleading in violation of applicable laws. The Complaints seek, among other things, injunctive relief preventing the consummation of the Mergers, rescission of the Mergers if consummated or damages, and an award of plaintiffs’ expenses and attorneys’ fees. The Company believes that the Complaints lack merit and intends to vigorously defend against these actions.

The Company denies that it has violated any laws or breached any duties to the Company’s stockholders, denies all allegations in the Demand Letters and believes that no supplemental disclosure to the Proxy Statement was or is required under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of actual and potential litigation, to moot certain of the claims made in the Demand Letters and the Complaints, to avoid nuisance and the potential delay or disruption to the Mergers, and to provide additional information to the

Company’s stockholders, the Company has determined to voluntarily supplement the Proxy Statement with the below disclosures. The Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law and nothing in the below supplemental disclosure or otherwise shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein or the legal merit of the Complaints.

The Company is supplementing the Proxy Statement with certain additional information set forth below (the “Supplemental Disclosures”). The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information set forth in the Supplemental Disclosures differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information contained in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. The information contained herein speaks only as of January 30, 2025, unless the information indicates another date applies. For clarity, new text within restated paragraphs from the Proxy Statement is indicated below by bold underlined text and deleted text within restated paragraphs from the Proxy Statement is indicated below by ~~strikethrough text~~.

The Supplemental Disclosures are as follows:

Background of the Transaction

Under the heading “Background of the Transaction” the fifth paragraph on page 36 of the Proxy Statement is hereby amended and restated as follows:

Our board subsequently established a committee consisting of all directors other than Mr. Baker, Mr. Neibart and Mr. Tanz (that is, Ms. Ho, Mr. Indiveri, Ms. Jenkins, Ms. Pitts, Mrs. Pomerantz, and Mr. Zorn) (the “committee”) with full power and authority to, among other things, evaluate and determine whether and how to respond to Party A’s preliminary indication of interest and to explore and evaluate strategic alternatives that potentially might be available to the Company. All six members of the committee represented a majority of the members our board, were not employees of the Company, and were independent in accordance with NASDAQ corporate governance requirements and our board’s independence standards and except as disclosed elsewhere in this proxy statement, none of them has any interests in the company merger that are different from, or in addition to, those of our stockholders generally.

Under the heading “Background of the Transaction” the fifth paragraph on page 38 of the Proxy Statement is hereby amended and restated as follows:

On September 20, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance, to discuss the status of the solicitation of third-party indications of interest. J.P. Morgan’s representatives provided an update on the status of the confidentiality agreements with potential counterparties, noting that out of eleven parties contacted to date, seven (including Blackstone and two publicly-traded REITs which we refer to as “Party B” and “Party C”) had executed confidentiality agreements with customary standstill provisions (which standstills terminated, in accordance with their terms, upon the Company’s entry into the merger agreement, as a result of which, after we announced the merger agreement with Blackstone, no party that previously executed a confidentiality agreement was bound by any “don’t ask, don’t waive” or other similar restriction and was free to make and publicly announce a competing proposal if it wished to do so); two had declined to proceed further; and the remaining two (including Party A) were still negotiating certain terms of their respective confidentiality agreements. The committee instructed J.P. Morgan to give parties who executed confidentiality agreements access to non-public information of the Company in an electronic data room (which we refer to as the “data room”) to conduct due diligence. From September 20, 2024 and until the Merger Agreement was signed, representatives of the Company’s management and J.P. Morgan held multiple discussions with representatives of Blackstone and other parties regarding their due diligence review of the Company and its business.

Under the heading “Background of the Transaction” the fourth paragraph on page 41 of the Proxy Statement is hereby amended and restated as follows:

On October 19, 2024, J.P. Morgan furnished Blackstone, Party A, Party B and Party C with a process letter inviting each of them to finalize their due diligence and submit a fully-financed, binding offer and ready-to-sign legal documentation on a basis that they were prepared to execute (such proposals, the “Final Proposals”) by October 31, 2024. Parties B and C were also given access to the competitively sensitive information that was previously withheld. During the remainder of October 2024, Blackstone, Party A, Party B and Party C conducted additional due diligence with respect to the Company. At the direction of the committee, J.P. Morgan indicated to each of Blackstone, Party A, Party B and Party C that at that stage, the Company was engaging with multiple parties, however, neither the Company nor J.P. Morgan told any of the parties the identity of any other parties or the terms of any other parties’ October 10 Proposals. Further, the committee instructed J.P. Morgan to refrain from discussing with any party the price or other terms of any other parties’ Final Proposals if and when those are received. The Company, together with the Company’s advisors, also conducted reverse due diligence on Party B and Party C. The closing price of our common stock on October 18, 2024 (the last trading day before the October 19 meeting) was $16.16 per share.

Under the heading “Background of the Transaction” the first paragraph on page 43 of the Proxy Statement is hereby amended and restated as follows:

Blackstone’s Final Proposal indicated that its offer of $17.50 per share was its best and final offer, and that it was prepared to pay the same cash price to the holders of the Partnership’s OP units. Blackstone’s Final Proposal also indicated that Blackstone had completed its due diligence review (subject to receipt of the disclosure schedules) and was expressly contingent on signing a definitive merger agreement by 5:00 p.m. Eastern Time on Sunday November 3, 2024. Blackstone’s markup submitted with its Final Proposal was substantially similar to its October 28 draft and further provided that (i) termination fee payable by the Company if it terminated the merger agreement to accept a superior proposal would be equal to $78 million (representing 3.25% of the Company’s equity value), rather than 3.8% in Blackstone’s original draft and (ii) the reverse termination fee payable by Blackstone in certain circumstances would be equal to $239 million (representing 10% of the Company’s equity value), rather than 9% in Blackstone’s original draft. At the time of Blackstone’s Final Proposal, neither the Company nor J.P. Morgan had told Blackstone the identity of any other parties who had also submitted Final Proposals, or the terms of any other parties’ Final Proposals.

Under the heading “Background of the Transaction” the fifth paragraph on page 45 of the Proxy Statement is hereby amended and restated as follows:

At the time of the execution of the merger agreement, Blackstone had not discussed the terms of any post-closing employment or equity participation for the Company’s management (other than the treatment of Partnership units) with any members of the Company’s management or the board. Since the execution of the merger agreement, Blackstone and our management have not discussed the terms of any long term post-closing employment or of any equity participation for the Company’s management (other than the treatment of Partnership units).

Unaudited Prospective Financial Information

The disclosure under the heading “Financial Projections” beginning on page 52 of the Proxy Statement is hereby amended and restated as follows:

The following table summarizes the financial projections of the Company that were provided to our board in connection with the evaluation of a possible transaction. Except as noted in the footnotes to the following tables, the following financial projections were also provided to J.P. Morgan by us for use in connection with its financial analyses and the fairness opinion rendered to our board (summarized under the section entitled “ —Opinion of Our Financial Advisor” below). In preparing these projections, the Company did not separately calculate, and did not provide J.P. Morgan the calculations of, the line items underlying the Company’s financial forecasts, GAAP NOI or unlevered free cash flow.

The following tables presents a summary of the financial projections:

(USD in millions; rounded to the nearest million)	NTM 9/30/24E		2024E	2025E	2026E	2027E
GAAP NOI			$239	$252	$261	$263
Non-Cash NOI(1)			$(15)	$(12)	$(11)	$(11)

Cash NOI	$236	(4)	$223	$241	$249	$252

G&A Costs			$(23)	$(23)	$(23)	$(24)
Other Income/Expense(2)			$3	$3	$3	$3

Adjusted EBITDA (post SBC)			$203	$221	$229	$232

Dispositions (Acquisitions) of Properties, net			—	—	—	—
Development Costs			—	—	—	—
Capital Expenditures(3)			$(40)	$(36)	$(38)	$(39)

Unlevered Free Cash Flow			$163	$184	$191	$193

*	Numbers may not foot due to rounding.

(1)	Non cash NOI represents straight line rent and amortization of above and below market rental revenue.

(2)

Other Income/Expense represents early termination and lease settlement income, miscellaneous income including miscellaneous interest income, and late fees offset by franchise tax expense, ESG related expenses and miscellaneous expenses.

(3)	Capital Expenditures represents tenant improvements, leasing commissions, building improvements and reimbursable property improvements and excludes pad and other development.

(4)	J.P. Morgan calculated Cash NOI for NTM 9/30/24E based on the Cash NOI for 2024E and 2025E in the financial projections as guided by our management.

(USD in millions; rounded to the nearest million)	2024E	2025E	2026E	2027E
GAAP NOI	$239	$252	$261	$263
Other Income/Expense(1)	$3	$3	$3	$3
G&A Costs	$(23)	$(23)	$(23)	$(24)
Interest Expense	$(77)	$(82)	$(84)	$(85)

FFO	$141	$150	$157	$157

FFO per share(2)	$1.05	$1.10	$1.15	$1.15

*	Numbers may not foot due to rounding.

(1)

Other Income/Expense represents early termination and lease settlement income, miscellaneous income including miscellaneous interest income, and late fees offset by franchise tax expense, ESG related expenses and miscellaneous expenses.

(2)	Calculated using 136.4 million shares of our common stock on a fully diluted basis as of September 30, 2024.

Opinion of Our Financial Advisor

The disclosure under the heading “Opinion of Our Financial Advisor” beginning on page 54 of the Proxy Statement is hereby amended and restated as follows:

The projections furnished to J.P. Morgan were prepared by our management as discussed more fully in “—Unaudited Prospective Financial Information—Financial Projections”, which in each case were discussed with, and approved for J.P. Morgan’s use, including the number of fully diluted shares of our common stock provided by our management in such projections, in connection with its financial analyses by, our board. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the company merger, and such projections were not prepared with the purpose of, or a view toward, public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to “—Unaudited Prospective Financial Information—Financial Projections.”

The disclosure under the heading “Public Trading Multiples” beginning on page 55 of the Proxy Statement is hereby amended and restated as follows:

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be sufficiently analogous to the Company (or aspects thereof) based on J.P. Morgan’s experience and its familiarity with the industries in which the Company operates. The companies selected by J.P. Morgan were as follows:

•	Regency Centers Corporation

•	Federal Realty Investment Trust

•	Phillips Edison & Company

•	InvenTrust Properties Corp.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, J.P. Morgan considered to be similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

P/2024E FFO and P/2025E FFO

Using publicly available information, J.P. Morgan calculated, for each selected company as well as the Company, the multiples of the closing price per share (the “P”) ~~for such selected company~~ as of November 1, 2024 and, additionally, for the Company as of July 29, 2024 (the “Unaffected Date”), to the consensus equity research analyst estimates for such ~~selected~~ company’s funds from operations (the “FFO”) per share for fiscal years 2024E (the “P/2024E FFO Multiple”) and 2025E (the “P/2025E FFO Multiple”).

The P/2024E FFO Multiple and P/2025E FFO Multiple for each selected company and the Company were as follows:

	P / 2024E FFO	P / 2025E FFO
Regency Centers Corporation	16.8x	16.1x
Federal Realty Investment Trust	16.3x	15.4x
Phillips Edison & Company	15.7x	14.9x
InvenTrust Properties Corp.	17.0x	16.0x
Retail Opportunity Investments Corp.	15.0x	14.7x
Retail Opportunity Investments Corp. (as of the Unaffected Date)	12.5x	12.2x

Based on the above analysis, J.P. Morgan selected for the Company (i) a P/2024E FFO Multiple reference range of 12.50x to 17.00x and (ii) a P/2025E FFO Multiple reference range of 12.25x to 16.00x. J.P. Morgan then applied the P/2024E FFO Multiple reference range and the P/2025E FFO Multiple reference range to the Company’s 2024E FFO and 2025E FFO per share, respectively, as provided in the management projections.

The analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of (i) in the case of the P/2024E FFO Multiple reference range, approximately $13.00 to $18.00 and (ii) in the case of the P/2025E FFO Multiple reference range, approximately $13.50 to $17.75, which J.P. Morgan compared to the common stock merger consideration of $17.50, the closing price of the our common stock as of November 1, 2024 of $15.59 (the “Company Nov. 1 Common Stock Price”) and the unaffected closing price of the our common stock as of ~~July 29, 2024~~ the Unaffected Date of $13.04 (the “Company Unaffected Common Stock Price”).

Trading Capitalization Rate

Using publicly available information, J.P. Morgan calculated each selected company’s and the Company’s cash net operating income for the six-month period ending June 30, 2024 to a third-party research analyst estimate for such ~~selected~~ company’s implied real estate value as of June 30, 2024 (the “Implied Capitalization Rate”).

The Implied Capitalization Rate for each selected company and the Company were as follows:

Implied Capitalization Rate
Regency Centers Corporation	5.8%
Federal Realty Investment Trust	5.9%
Phillips Edison & Company	6.4%
InvenTrust Properties Corp.	6.4%
Retail Opportunity Investments Corp.	6.5%
Retail Opportunity Investments Corp. (as of the Unaffected Date)	7.2%

Based on the results of this analysis, J.P. Morgan selected an Implied Capitalization Rate reference range for the Company of 5.8% to 7.2%. J.P. Morgan then applied such reference range to the Company’s cash net operating income calculated for the next twelve months as of September 30, 2024 (the “NTM 9/30/24 Cash NOI”) based on the estimated Cash NOI for 2024 and 2025 in the financial projections, to derive a range of implied real estate values for the Company (the “Company Implied Real Estate Value”).

The analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of approximately $14.25 to $20.25 which J.P. Morgan compared to the common stock merger consideration of $17.50, the Company Nov. 1 Common Stock Price of $15.59 and the Company Unaffected Common Stock Price of $13.04.

The disclosure under the heading “Selected Transactions Analysis” beginning on page 56 of the Proxy Statement is hereby amended and restated as follows:

Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be similar to the Company’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates. The following transactions were selected by J.P. Morgan as relevant to the evaluation of the company merger

Announcement Date	Acquiror	Target
May 18, 2023	Regency Centers Corp.	Urstadt Biddle Properties, Inc.
July 19, 2021	Kite Realty Group Trust	Retail Properties of America, Inc.
April 15, 2021	Kimco Realty Corp.	Weingarten Realty Investors

None of the selected transactions reviewed was identical to the company merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the company merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the company merger.

Using publicly available information, for each selected transaction, J.P. Morgan calculated the target company’s cash net operating income divided by such target company’s implied real estate value as of the date of the announcement of the applicable selected transaction (the “Selected Transactions Implied Capitalization Rate”).

The Selected Transactions Implied Capitalization Rate for each selected transaction were as follows:

Acquiror	Target	Selected Transactions Implied Capitalization Rate
Regency Centers Corp.	Urstadt Biddle Properties, Inc.	7.1%
Kite Realty Group Trust	Retail Properties of America, Inc.	6.8%
Kimco Realty Corp.	Weingarten Realty Investors	6.5%

Based on the above analysis, J.P. Morgan selected a Selected Transactions Implied Capitalization Rate reference range for the Company of 6.5% to 7.1%. J.P. Morgan then applied such reference range to the NTM 9/30/24 Cash NOI. The analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of approximately $14.75 to $17.00, which J.P. Morgan compared to the common stock merger consideration of $17.50, the Company Nov. 1 Common Stock Price of $15.59 and the Company Unaffected Common Stock Price of $13.04.

The disclosure under the heading “Discounted Cash Flow Analysis” beginning on page 57 of the Proxy Statement is hereby amended and restated as follows:

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied equity value per share for our common stock using the unlevered free cash flows that the Company is expected to generate from fiscal year 2025 through fiscal year 2027 as provided in the management projections. J.P. Morgan calculated a range of terminal values for the Company at the end of this period by applying a range of terminal growth rates from 2.0% to 2.5%, based on guidance provided by our management, to the estimate of the unlevered terminal free cash flows for the Company at the end of fiscal year 2027, as provided in the management projections. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of December 31, 2024 using a range of discount rates from 7.5% to 8.0%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present value of the unlevered free cash flow estimates and range of terminal values were then adjusted by subtracting net debt of $1,352 million for the Company as of September 30, 2024, and other adjustments for the Company, in each case ~~as of September 30, 2024,~~ based on information and guidance provided by our management. This analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of $13.75 to $18.00, which J.P. Morgan compared to the common stock merger consideration of $17.50, the Company Nov. 1 Common Stock Price of $15.59 and the Company Unaffected Common Stock Price of $13.04.

Additional Information and Where to Find It

In connection with the Mergers, the Company filed with the SEC the Proxy Statement. The Proxy Statement was first mailed to the Company’s stockholders on or about January 7, 2025. The Company may also file other documents with the SEC regarding the Mergers. This communication is not a substitute for any proxy statement or any other document that the Company may file with the SEC in connection with the Mergers. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED IN CONNECTION WITH THE MERGERS WHEN THEY BECOME AVAILABLE, BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS AND RELATED MATTERS. The Company’s investors and security holders may obtain free copies of the Proxy Statement filed on January 6, 2025, as well as other filings containing important information about the Company and other parties to the Mergers (including the Parent Parties), without charge through the website maintained by the SEC at www.sec.gov. In addition, the Company’s stockholders will be able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (www.roireit.net). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 11250 El Camino Real, Suite 200, San Diego, CA 92130.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the Mergers. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement filed on January 6, 2025 and may be contained in other relevant materials that are filed or will be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended, including but not limited to those statements related to the Mergers, including financial estimates and statements as to the expected timing, completion and effects of the Mergers. When used herein, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects,” “guidance” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from future results expressed or implied by such forward-looking statements.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the parties’ ability to complete the Mergers on the anticipated terms and timing, or at all, including the Company’s ability to obtain the required stockholder approval, and the parties’ ability to satisfy the other conditions to the completion of the Mergers; (ii) potential litigation relating to the Mergers that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Mergers will harm the Company’s business, including current plans and operations, including during the pendency of the Mergers; (iv) the ability of the Company to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Mergers; (vi) legislative, regulatory and economic developments; (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Mergers that could affect the Company’s financial performance; (viii) certain restrictions during the pendency of the Mergers that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or pandemic, as well as management’s response to any of the aforementioned factors; (x) the possibility that the Mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (xii) those risks and uncertainties set forth under the headings “Statements Regarding Forward-Looking Information” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xiii) those risks that are described in the Proxy Statement that was filed with the SEC and available from the sources indicated above.

These risks, as well as other risks associated with the Mergers, are fully discussed in the definitive Proxy Statement filed with the SEC on January 6, 2025. There can be no assurance that the Mergers will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what the Company may have expressed or implied by these forward-looking statements. The Company cautions that you should not place undue reliance on any of the Company’s forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

There can be no assurance that the Mergers will be completed, or if they are completed, that they will close within the anticipated time period. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. The Company cautions that you should not place undue reliance on any of the Company’s forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Date: January 30, 2025	By:	/s/ Michael B. Haines
	Name:	Michael B. Haines
	Title:	Chief Financial Officer

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

By: RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner

	By:	/s/ Michael B. Haines
	Name:	Michael B. Haines
	Title:	Chief Financial Officer